UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

OCONEE FEDERAL FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	001-35033 (Commission File Number)	32-0330122 (I.R.S. Employer Identification No.)

201 East North Second Street, Seneca, South Carolina 29678

(Address of principal executive offices)

(864) 882-2765

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 31, 2013, Oconee Federal Financial Corp. (the “Company”) issued a press release that inadvertently reported basic earnings per share of $0.35 for the six months ended December 31, 2012. The Company’s actual basic earnings per share for the six month period was $0.34.  Net income for the six months ended December 31, 2012 did not change from the amount previously reported, nor did the Company’s previously reported diluted earnings per share for the same period of $0.34.  Additionally, the Company inadvertently referenced net income for the three months ended December 31, 2011 as $901,000.  Net income for the three months ended December 31, 2011 was actually $899,000 as originally reported in  the Form 10-Q for the quarterly period ended December 31, 2011.  A copy of the press release as corrected is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions. None

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated January 31, 2013 (as corrected)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCONEE FEDERAL FINANCIAL CORP.

Date: February 8, 2013	By:	/s/ Curtis T. Evatt
Curtis T. Evatt
Executive Vice President and Chief Financial Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 31, 2013 (as corrected)